UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 Form 8-K

                              CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report  (Date of Earliest event reported):  July 27, 1998

                           CIRCUIT SYSTEMS, INC.

           Exact name of registrant as specified in its charter

        Illinois                      0-15047                  36- 2663010
(State or other jurisdiction     (Commission File             (IRS Employer
   of incorporation)                  Number)           Identification Number)

                           2350 East Lunt Avenue
                    Elk Grove Village, Illinois  60007
                                847-439-1999
                 _________________________________________
            Registrant's telephone number, including area code


                                    N/A
            __________________________________________________
       (Former name or former address, if changed since last report)

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   Item 5.   Other Event

   Elk Grove Village, Illinois - Circuit Systems, Inc. (NASDAQ:CSYI) reported that Magan H. Patel, Executive Vice President of the Company, resigned as an officer and Director of the Company effective Monday, July 27, 1998, and, in connection therewith, entered into an agreement to sell back to the Company his entire stockholdings in the Company, which approximated a 4% interest. The Company and Mr. Patel also entered into a severance and non-compete agreement and the Company agreed to sell to Mr. Patel its 70% interest in Circuit Systems (India) Limited, a printed circuit board manufacturer in Gandhinagar, India, and its 100% interest in Circuit Sigma India Limited, which holds partially developed land in an industrial park near Bombay, India.

   There were no disagreements between Mr. Patel and the Registrant.

   NOTE: To the extent any statements in this press release may be deemed to be forward-looking, such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business which include, but are not limited to, those discussed herein, as well as those discussed in the Company's Annual Report on Form 10-K for the year ended April 30, 1998. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly release any updates or revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date:     July 30, 1998


                                           Circuit Systems, Inc.
                                           (Registrant)

                                           /s/ D.S. Patel
                                               D.S. Patel, President and
                                               Chief Executive Officer